UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 21, 2018

Commission File Number: 000-55687

Freedom Leaf Inc.

(Exact name of Registrant as specified in its charter)

Nevada	46-2093679
(State of incorporation)	(IRS Employer ID Number)

3571 E. Sunset Road, Suite 420

Las Vegas, Nevada 89120

(Address of principal executive offices)

(877) 442-0411

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 4.01 CHANGES IN REGISRANT’S CERTIFYING ACCOUNTANT

Freedom Leaf, Inc. (the “Company”) has dismissed Green & Company CPA’s, Inc. (the “Former Accounting Firm”) as its independent registered public accounting firm, effective as of March 21, 2018. As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with the Former Accounting Firm.

Item 4.01(a) Previous Independent Accountants

(i) On March 21, 2018, the Company dismissed the Former Accounting Firm as its independent registered public accounting firm effective on that date.

(ii) The report of the Former Accounting Firm on the Company’s financial statements as of and for the years ended June 30, 2017 and 2016, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles except as set forth in subparagraph (iii) below.

(iii) The report of the Former Accounting Firm on the Company’s financial statements as of and for the years ended June 30, 2017 and 2016, contained an explanatory paragraph, which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has incurred net losses since inception and uncertain conditions exist which the Company faces relative to its obtaining capital in the equity markets.

(v) The Company’s Board made the decision to change independent accountants, acting under authority delegated to it, and approved the change of the independent accountants at a meeting on March 19, 2018.

(iv) During the fiscal years ending June 30, 2017 and 2016, and during the interim period through March 21, 2018, there (i) have been no disagreements with the Former Accounting Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accounting Firm, would have caused the Former Accounting Firm to make reference to the subject matter of such disagreements in its reports on the financial statements for such years and (ii) were no reportable events of the kind referenced in Item 304(a)(1)(v) of Regulation S-K.

The Company requested that the Former Accounting Firm furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from the Former Accounting Firm is attached hereto as Exhibit 16.1 to this Current Report on Form 8-K.

Item 4.01(b) New Independent Accountants

On March 22, 2018, the Company engaged Sadler, Gibb & Associates, LLC (the “New Accounting Firm”) as our independent registered public accounting for the year ended June 30, 2018. The Board made the decision to engage the New Accounting Firm acting under authority delegated to it and the Board of Directors approved the same on December 29, 2017.

The Company has not consulted with the New Accounting Firm during our two most recent fiscal years or during any subsequent interim period prior to March 21, 2018 (the date of the New Accounting Firm’s appointment regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements and neither a written report was provided to us nor oral advice was provided that the New Accounting Firm concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

16.1	Letter from Green & Company CPA’s, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freedom Leaf Inc.

Date: March 26, 2018	By:	/s/ Clifford J. Perry
Clifford J. Perry
Chief Executive Officer

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